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                                                                     Exhibit 5.1

                                August 19, 1999



ShopKo Stores, Inc.
700 Pilgrim Way
Green Bay, WI  54307

     RE:  ShopKo Stores, Inc.
          Registration Statement on Form S-3
          (Registration No. 333-79763)

Gentlemen:

     We have acted as counsel for ShopKo Stores, Inc., a Wisconsin corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (Registration No. 333-79763) (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of an offering of the Company's senior notes (the "Notes") to be issued pursuant to the Indenture dated July 15, 1993 (the "Indenture") between the Company and U.S. Bank Trust National Association (f/k/a First Trust National Association), as Trustee (the "Trustee").

     We have examined: (a) the Indenture, (b) the Registration Statement, (c) the Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, (d) certain resolutions of the Company's Board of Directors, and (e) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

     Based upon the foregoing, we are of the opinion that when the Notes have been duly executed, authenticated and delivered in accordance with the terms of the Indenture against full payment therefore, the Notes will have been legally issued and the Notes and the Indenture will be binding obligations of the Company, enforceable against the Company in accordance with their terms except as enforceability may be limited by general principles of equity and by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

     We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, however, we do not admit that we are "experts" within the meanings of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                      Very truly yours,

                                      /s/ Godfrey & Kahn, S.C.

                                      GODFREY & KAHN, S.C.